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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    of the Securities Exchange Act of 1934

                                 March 1, 2004
               Date of Report (Date of Earliest Event Reported)

                            Hawaiian Holdings, Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                          1-31443               71-0879698
(State or other jurisdiction of         (Commission File     (I.R.S. Employer
incorporation or organization)             Number)         Identification No.)

885 Third Avenue, 34th Floor
       New York, NY                                              10022
(Address of Principal Executive Offices)                      (Zip Code)

      Registrant's telephone number, including area code: (212) 888-5500

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ITEM 5.  Other Events and Regulation FD Disclosure.

         As previously disclosed in the Registrant's Current Report on Form 8-K filed on March 21, 2003, the Registrant's Form 12b-25 filed on March 21, 2003, and the Registrant's Form 12b-25 filed on April 30, 2003, on March 21, 2003 Hawaiian Airlines, Inc. ("Hawaiian Airlines"), the sole operating subsidiary of the Registrant, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Chapter 11 Filing") in the United States Bankruptcy Court for the District of Hawaii (the "Bankruptcy Court") (Case No. 03-00827).

         On March 1, 2004, the Registrant and AIP, LLC ("AIP" and collectively with the Registrant, the "Plan Proponents") filed a preliminary plan of reorganization (the "Proposed HHI Plan") with the Bankruptcy Court that proposes to recapitalize and reorganize Hawaiian Airlines. A copy of the Proposed HHI Plan is filed as Exhibit 2 hereto and a copy of the press release issued by the Registrant on March 1, 2004 relating to the Proposed HHI Plan is filed as Exhibit 99.1 hereto. The Proposed HHI Plan is subject to approval and confirmation by the Bankruptcy Court and Hawaiian Airlines' creditors. Under the Proposed HHI Plan, Hawaiian Airlines would emerge from bankruptcy by the Fall of 2004 and expand into Asia and other markets in the continental United States.

         Under the Proposed HHI Plan, an investor group would make an investment of not less than $30 million of new capital in Hawaiian Airlines in exchange for receiving 50% of the fully diluted common stock of the reorganized Hawaiian Airlines. The investor group would be comprised of AIP, which is an affiliate of the Registrant, and/or the Registrant through a rights offering to be offered to all of the Registrant's shareholders, and other parties who as a result of negotiations with the Plan Proponents would contribute to the investor group. The Proposed HHI Plan also provides that the existing equity in Hawaiian Airlines that is owned by the Registrant or any affiliate, and owned indirectly by the Registrant's shareholders, would receive 40% of the common stock of the reorganized Hawaiian Airlines, plus such additional shares as the Registrant and AIP may provide from the shares of common stock issued to them by the reorganized Hawaiian Airlines.

         Also under the Proposed HHI Plan, unsecured creditors holding claims in excess of $500,000 would receive subordinated notes issued by Hawaiian Airlines in the aggregate amount of $160 million, plus 10% of the new common stock of the reorganized Hawaiian Airlines, as well as the right to receive a pro-rata share of a pre-determined percentage of the net proceeds (if any) in a proposed litigation trust. Unsecured creditors holding claims up to $500,000 would receive a cash payment of 50% of their allowed claims and their pro rata share of a pre-determined percentage of the net proceeds (if any) in the litigation trust. The Proposed HHI Plan also proposes that Hawaiian Airlines accept aircraft lease terms that Boeing Capital Corporation ("BCC") and affiliated entities ("Boeing") proposed in the reorganization plan that BCC, BCC Equipment Leasing Corporation, and Corporate Recovery Group, LLC filed with the Bankruptcy Court on February 10, 2004, as the Registrant disclosed in its Current Report on Form 8-K filed February 13, 2004. Boeing is one of Hawaiian Airlines' largest creditors.

         The proposed litigation trust would be administered and overseen by an independent committee and would receive any recovery resulting from the litigation that has been commenced by the bankruptcy trustee in the Chapter 11 Filing against Mr. John W. Adams, Chairman and Chief Executive Officer of the Registrant, the Registrant, and certain affiliates thereof. Such litigation was disclosed in the Registrant's Current Report on Form 8-K filed December 3, 2003. The litigation trust also would receive any recovery resulting from potential product warranty claims Hawaiian Airlines may have against certain Boeing entities with respect to certain aircraft leased from those entities. Under the Proposed HHI Plan, 65% of the proceeds (if any) received by the litigation trust would be distributed to creditors of Hawaiian Airlines and 35% would be distributed to the reorganized Hawaiian Airlines.

         Under the Proposed HHI Plan, the reorganized Hawaiian Airlines would continue to be led by Hawaiian Airlines' existing management team, and Mark B. Dunkerly, currently the President of Hawaiian Airlines, would become the Chief Executive Officer of the reorganized Hawaiian Airlines. The Registrant's proposed board of directors would be comprised of nine members and would include, among others, a chairman to be appointed by the Plan Proponents upon reasonable approval by Hawaiian Airlines' official committee of unsecured creditors (the "Creditors Committee"), the chief executive officer of Hawaiian Airlines, and representatives of Hawaiian Airlines' three major unions. The Plan Proponents, which includes AIP, would have the right to designate only one representative to the proposed board of directors. Other directors would be appointed to the board by the Creditors Committee upon reasonable approval by the Plan Proponents. Mr. Adams would not have a management position with Hawaiian Airlines or the Registrant. The Proposed HHI Plan also proposes that AIP or any other controlling shareholder owning more than 30% of the new common stock of the reorganized Hawaiian Airlines would enter into a shareholders agreement designed to mitigate the influence that any such controlling shareholder could have on the management of Hawaiian Airlines. The Proposed HHI Plan also contemplates negotiation of a three year contract extension with Hawaiian Airlines' unions with no wage concessions.




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         The Registrant notes that the Proposed HHI Plan is a preliminary plan of reorganization and is subject to modification. The Registrant anticipates filing an enhanced and more detailed plan of reorganization for Hawaiian Airlines after all those wishing to bid in the bankruptcy proceeding have been provided access to complete financial and other information related to Hawaiian Airlines that has heretofore not been made available in the bankruptcy proceeding. The Registrant further notes that the Proposed HHI Plan does not include any request for a topping fee bonus for the Registrant or any other party for having submitted the reorganization plan. As noted in prior disclosure by the Registrant, the Registrant expects that other reorganization plans will be submitted to the Bankruptcy Court.

         This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Registrant with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the Registrant and Hawaiian Airlines that may cause the actual results of the Registrant and Hawaiian Airlines to be materially different from any future results, expressed or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Registrant and Hawaiian Airlines to continue as a going concern; the ability of Hawaiian Airlines to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of Hawaiian Airlines to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 case; risks associated with the appointment of a Chapter 11 trustee and the ability of the Chapter 11 trustee to successfully manage the day-to-day operations of Hawaiian Airlines; risks associated with the Chapter 11 trustee or third parties seeking to convert the case to a Chapter 7 case; the ability of Hawaiian Airlines to obtain and maintain normal terms with vendors and service providers; the ability of Hawaiian Airlines to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the liquidity or results of operations of the Registrant and Hawaiian Airlines; the ability of Hawaiian Airlines to fund and execute their business plan; the ability of the Registrant and Hawaiian Airlines to attract, motivate and/or retain key executives and associates; the ability of Hawaiian Airlines to attract and retain customers; demand for transportation in the markets in which Hawaiian Airlines operates; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the products of Hawaiian Airlines; and other risks and uncertainties set forth from time to time in the Registrant's reports to the U.S. Securities and Exchange Commission.

         Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of Hawaiian Airlines and the common stock and/or other equity securities of the Registrant. No assurances can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that Hawaiian Airline's equity will be restructured in a manner that will substantially reduce or eliminate any remaining value in Hawaiian Airline's equity and, therefore, in the Registrant's equity. In addition, other factors may also affect the liquidity and value of the Registrant's securities. Such factors include: uncertainty as to whether, or for how long the Registrant's securities will continue to be listed or traded on Amex, and the uncertainty whether, should the Registrant's securities cease to be listed or traded on Amex, a comparable or substitute trading medium can be found. Accordingly, the Registrant urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.


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ITEM 7.  Financial Statements and Exhibits.

        (a)  Financial Statements of Business Acquired.

             Not Applicable/None

        (b)  Pro Forma Financial Information.

             Not Applicable/None

        (c)  Exhibits.

             Exhibit Number        Document Description
             --------------        --------------------

             2 Plan of Reorganization Proposed for Hawaiian Airlines, Inc., dated March 1, 2004.

             99.1                  Press Release, dated March 1, 2004.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 2004                   By: Hawaiian Holdings, Inc.


                                         By:   /s/ John W. Adams
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                                               John W. Adams
                                               Chairman of the Board of
                                               Directors and Chief
                                               Executive Officer


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